Exhibit 99.1

Sugarmade Signs MOU to Acquire Three California Cannabis Licenses, Plans Large-Scale Nug Avenue Expansion in World’s Premier Cannabis Market

NEW YORK, June 10, 2021, (GLOBE NEWSWIRE) — via NetworkWire – Sugarmade, Inc. (OTCMKTS:SGMD) (“Sugarmade”, “SGMD”, or the “Company”) today announces the signing of a Memorandum of Understanding (the “MOU”) to obtain three non-storefront California Cannabis licenses from the Los Angeles Department of Cannabis Regulation (the “DCR”), along with corresponding licenses from the California Bureau of Cannabis Control (the “BCC”), which collectively provide the licensing foundation for the opening of three (3) new Nug Avenue cannabis delivery hubs in the Los Angeles metro area.

According to the terms of the MOU, the Company will control a joint venture created with the initial holder of the social equity license as of the closing date of the definitive agreement.

Each of the three licenses can be used for three of the five categories of licensed cannabis-related business activities allowed under the terms of these licenses: retail delivery, manufacturing, distribution, transport-only, and cultivation. The Company has determined it will most likely use each license for a combination of 1) retail delivery of cannabis products, 2) supply chain distribution of cannabis products, and 3) for manufacturing/packaging of cannabis products.

Together, these licenses provide the licensing foundation for the opening of three (3) new Nug Avenue locations in the Los Angeles metropolitan area. “Our first Nug Avenue location has been a tremendous success, but we need to expand due to overwhelming demand,” commented Jimmy Chan, CEO of Sugarmade. “Holding these licenses will provide an optimal solution to our current growth limitations.”

Via a definitive agreement closed on Feb. 8, 2021, the Company acquired a 70% stake in the Lynwood, California, operations of Nug Avenue, allowing the Company to recognize 100% of revenue and 70% profits generated from Nug Avenue’s Lynwood delivery service operations. These terms will carry over to each new Nug Avenue location as the Company expands.

Chan added, “By using these licenses to cover manufacturing, distribution, and delivery, we hope to further develop our fully-vertical approach to the dynamic California cannabis delivery market. With this agreement, we gain the potential to manufacture and package our own cannabis products, distribute them to multiple Nug Avenue locations, and then deliver them right to the front door of our loyal customer base, driving both top-line and bottom-line growth potential as we expand our footprint in this rapidly growing space.”

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS:SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush™, NUG Avenue, Lemon Glow and Budcars.

For more information, please visit www.Sugarmade.com.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others, such as but not limited to; economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition, uncontrollable forces of nature and other factors that could cause actual results to differ materially from those projected or represented in the forward looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Jimmy Chan
+1-(888)-982-1628
info@Sugarmade.com

Investor Relations Contact:
EDM Media, LLC
https://edm.media

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
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